Exhibit 10.64
FOURTH AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER
     THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND LIMITED WAIVER dated as of March 31, 2009 (this “Amendment”) by and among NATIONAL CONSUMER COOPERATIVE BANK, a corporation chartered by Act of Congress of the United States which conducts business under the trade name NCB (the “Borrower”), the Banks party hereto (the “Consenting Banks”) and SUNTRUST BANK, as Administrative Agent (the “Agent”).
     WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Credit Agreement dated as of May 1, 2006 (as amended from time to time prior to the date hereof, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement);
     WHEREAS, the Borrower has informed the Agent and the Banks that NCB, FSB (the “Thrift”) failed to have Thrift Net Income of at least $3,500,000 for the fiscal quarter ending December 31, 2008 in violation of Section 6.9(j) of the Credit Agreement (the “Specified Default”); and
     WHEREAS, the Borrower has requested, and the Consenting Banks and the Agent have agreed, that the Banks waive the Specified Default and that the Agent and the Banks amend certain provisions of the Credit Agreement on the terms and conditions contained herein.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:
     Section 1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below:
     (a) The Credit Agreement is hereby amended by inserting the following new defined terms in proper alphabetical order in Article 1:
     “‘Call Report’ shall mean, with respect to each Financial Institution Subsidiary, the “Consolidated Reports of Condition and Income” (FFIEC Form 031 or 041 or any successor form of the Federal Financial Institutions Examination Council).”
     “‘Capital Purchase Program’ shall mean the U.S. Department of Treasury’s capital purchase program established pursuant to the Emergency Economic Stabilization Act of 2008.”
     “‘Collateral’ shall mean any and all personal property of the Borrower, whether now owned or hereafter acquired, and all of the Capital Stock of the Thrift now owned or hereafter acquired by NCBFC, in each case upon which a lien is purported to be created by any Security Document.

     “‘FDIC’ has the meaning given such term in Section 3.22 hereof.”
     “‘FDIC Guarantee Program’ shall mean the FDIC’s temporary liquidity guarantee program established pursuant to 12 C.F.R. Part 370.”
     “‘Fourth Amendment’ shall mean that certain Fourth Amendment to Credit Agreement and Limited Waiver dated as of March 31, 2009 by and among the Borrower, the Agent and the Banks party thereto.”
     “‘Fourth Amendment Date’ shall mean the date that the Fourth Amendment becomes effective in accordance with the terms thereof.”
     “‘Guaranty Agreement’ shall mean the Guaranty Agreement entered into by NCBFC in favor of the Agent pursuant to the terms of the Fourth Amendment, which agreement guarantees the Obligations.”
     “‘NCBFC’ shall mean NCB Financial Corporation, a Delaware chartered savings and loan holding company.”
     “‘Obligations’ shall mean (a) all amounts owing by the Borrower or NCBFC to the Agent, the Issuing Bank or any Bank pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower or NCBFC, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all reasonable fees and expenses of counsel to the Agent, the Issuing Bank and any Bank actually incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder and (b) all obligations and/or liabilities under any Swap Contracts owed by the Borrower or any of its Subsidiaries to any Bank or Affiliate of any Bank, together with all renewals, extensions, modifications or refinancings of any of the foregoing.’
     “‘OCC’ shall mean the Office of the Comptroller of the Currency.”
     “‘Pledge Agreement’ shall mean the Pledge Agreement entered into by NCBFC in favor of the Agent pursuant to the terms of the Fourth Amendment, which agreement secures the Obligations.”
     “‘Security Agreement’ shall mean the Security Agreement entered into by the Borrower in favor of the Agent pursuant to the terms of the Fourth Amendment, which agreement secures the Obligations.”

     “‘Security Documents’ shall mean the Security Agreement and the Pledge Agreement.”
     “‘Thrift Conversion’ shall mean the conversion of the Thrift from a federally chartered savings bank to a national bank which is consummated in accordance with all applicable laws and regulations.”
     (b) The Credit Agreement is hereby further amended by deleting the defined terms “Applicable Margin”, “Applicable Percentage”, “Asset Securitization”, “Base Rate”, clause (viii) of “Consolidated Adjusted Net Income”, “Consolidated Fixed Charges”, “Loan Documents”, “Post-Default Rate”, “Return on Average Assets”, “Senior Note Agreements”, “Swing Line Loan Limit”, “Tangible Assets”, “Tangible Equity”, “Thrift” and “Thrift Net Income” set forth in Article 1 in their entirety and substituting in lieu thereof the following:
     “‘Applicable Margin’ shall mean, as of any date on or after the Fourth Amendment Date, (a) with respect to LIBOR Loans outstanding on any such date, 3.50% per annum and (b) with respect to Base Rate Loans outstanding on any such date, 1.00% per annum.”
     “‘Applicable Percentage’ shall mean, with respect to the Commitment Fee as of any date on or after the Fourth Amendment Date, 0.60%.”
     “‘Asset Securitization’ shall mean, with respect to any Person, a transaction involving the sale or transfer of receivables by such Person to (a) a special purpose corporation or grantor trust or similar entity (an “SPV”) established solely for the purpose of purchasing such receivables from the Borrower or any Subsidiary, (b) the Federal National Mortgage Association or (c) the Federal Home Loan Mortgage Corporation, in each case for Cash in an amount equal to the Fair Market Value thereof; provided, however, that the Borrower or any Subsidiary may (A) establish and maintain a reserve account containing Cash or Securities as a credit enhancement in respect of any such sale, or (B) purchase or retain a subordinated interest in such receivables being sold.
     “‘Base Rate’ shall mean the higher of (i) the rate which SunTrust Bank announces from time to time as its prime lending rate, as in effect from time to time, (ii) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum (any changes in such rates to be effective as of the date of any change in such rate), and (iii) the sum of (A) LIBOR with an Interest Period of one month, as determined on a daily basis, plus (B) 2.50%. The SunTrust Bank prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. SunTrust Bank may make commercial loans or other loans at rates of interest at, above, or below the SunTrust Bank prime lending rate.”
     “‘Consolidated Adjusted Net Income’...(viii) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of dividends to the Borrower or any other Subsidiary; provided, however, that the net earnings of the Thrift may be included in Consolidated Adjusted Net Income if the sole reason that such earnings would otherwise have been excluded is based upon restrictions imposed upon the Thrift by virtue of its participation in the Capital Purchase Program,”
     “‘Consolidated Fixed Charges’ with respect to the Borrower and its Subsidiaries on a consolidated basis for any period shall mean the sum of: (i) all interest and all amortization of Indebtedness (other than (a) amortization of required periodic payments under the Class A Notes and mandatory prepayments under the Class A Notes arising due to either NCBFC’s or the Thrift’s participation in the Capital Purchase Program and (b) prepayments of the Senior Notes and the Indebtedness hereunder as required by the terms of the Senior Note Agreement or this Agreement), amortized discount and expense on all Indebtedness for borrowed money of the Borrower and its Subsidiaries, plus (ii) all Rentals payable during such period by the Borrower and its Subsidiaries.”
     “‘Loan Documents’ shall mean this Agreement, the Notes, the Guaranty Agreement, the Security Documents and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.”
     “‘Post-Default Rate’ shall mean (i) in respect of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to (after as well as before judgment) (a) if such Loans are Base Rate Loans, 2% above the Base Rate plus the Applicable Margin as in effect from time to time for Base Rate Loans, or (b) if such Loans are LIBOR Loans, 2% above the rate of interest in effect thereon at the time of such default (inclusive of the Applicable Margin at such time) until the end of the then current Interest Period therefor and, thereafter, 2% above the Base Rate plus the Applicable Margin as in effect from time to time for Base Rate Loans; and (ii) in respect of other amounts payable by the Borrower hereunder (other than interest) not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to (after as well as before judgment) 2% above the Base Rate plus the Applicable Margin as in effect from time to time for Base Rate Loans.”
     “‘Return on Average Assets’ shall mean, with respect to the Thrift for any Quarterly Fiscal Date, a percentage determined by dividing (a) the sum of Thrift Net Income for such Quarterly Fiscal Date and the three preceding Quarterly Fiscal Dates by (b) the average of the “total assets” of the Thrift (as stated in TFR Report Schedule SO, Line SI870 or, if the Thrift Conversion has occurred, the Thrift’s Call Report.) for such four Quarterly Fiscal Dates.”

     “‘Senior Note Agreement’ shall mean Note Purchase and Uncommitted Master Shelf Agreement, dated as of December 28, 2001, in respect of (A) the Borrower’s 5.60% Senior Notes due December 28, 2010, and (B) the Borrower’s 5.62% Senior Notes due December 28, 2009, as such agreement may be amended, extended, restated, refunded, refinanced or otherwise supplemented or modified from time to time.”
     “‘Swing Line Loan Limit’ shall mean $0.”
     “‘Tangible Assets’ shall mean, for the Thrift as of any date, tangible assets as defined under the applicable reporting regulations promulgated by the Office of Thrift Supervision or if the Thrift Conversion has occurred, as defined under the applicable capital requirements promulgated by any applicable Governmental Authority.”
     “‘Tangible Equity’ shall mean, for the Thrift as of any date, tangible equity as defined under the applicable reporting regulations promulgated by the Office of Thrift Supervision or, if the Thrift Conversion has occurred, as defined under the applicable capital requirements promulgated by any applicable Governmental Authority.”
     “‘Thrift’ shall mean NCB, FSB, a federally chartered savings bank located in Hillsboro, Ohio (and shall include the successor entity into which the Thrift has been converted as permitted by this Agreement).”
     “‘Thrift Net Income’ shall mean, for any period, the amount stated as “net income” of the Thrift in TFR Report Schedule SO, Line SO91 or, if the Thrift Conversion has occurred, the Thrift’s Call Report, for such period.”
     (c) Any reference to “Senior Note Agreements” in the Credit Agreement or in any other Loan Documents shall be deemed to be a reference to “Senior Note Agreement.”
     (d) The Credit Agreement is hereby further amended by deleting the phrase “of up to Thirty Million Dollars ($30,000,000.00)” from clause (i) of Section 2.1(b) in its entirety.
     (e) The Credit Agreement is hereby further amended by deleting clause (iii) of Section 2.3(a) in its entirety and substituting in lieu thereof the following:
     “(iii) In the case of each notice of conversion of Loans of one type into Loans of another type, prepayment and in the case of the termination and each reduction of the Aggregate Revolving Commitments, the Borrower shall give notice (by facsimile or by telephone confirmed in writing promptly thereafter) to the Agent no later than 11:00 a.m., Atlanta, Georgia time, three (3) Business Days (or such shorter period as the Agent may agree) prior to the date of the proposed conversion, prepayment, termination or reduction of Aggregate Revolving Commitments.”

     (f) The Credit Agreement is hereby further amended by deleting clause (i) of Section 2.9(c) in its entirety and substituting in lieu thereof the following:
     “(i) Net Cash Sale Proceeds from Asset Sales (other than Net Cash Sale Proceeds from (1) Asset Securitizations, (2) sales of loans (other than to the Thrift) in the ordinary course of business consistent with past practice, (3) the sale or other disposition for fair market value of obsolete or worn out equipment or other assets not necessary for operations disposed of in the ordinary course of business and (4) Asset Sales up to an aggregate amount not to exceed $500,000);”
     (g) The Credit Agreement is hereby further amended by deleting clause (ii) of Section 2.9(c) in its entirety and substituting in lieu thereof the following:
     “(ii) Net Cash Equity Issuance Proceeds of the Borrower or any Subsidiary (other than Net Cash Equity Issuance Proceeds (x) that are subject to mandatory repayment pursuant to any requirements governing the Class A Notes or (y) that NCBFC or the Thrift, as applicable, receives pursuant to its participation in the Capital Purchase Program);”
     (h) The Credit Agreement is hereby further amended by deleting clause (i) of Section 2.9(d) in its entirety and substituting in lieu thereof the following:
     “(i) Each prepayment required by clause (c) immediately above shall be applied on a pro rata basis to reduce the outstanding amounts under the Revolving Commitments of each Bank with a pro rata permanent reduction in the Revolving Commitment of each Bank corresponding to the amount of each such prepayment.”
     (i) The Credit Agreement is hereby further amended by deleting Section 2.11 in its entirety and substituting in lieu thereof the following:
     “SECTION 2.11 [Intentionally Deleted.]”
     (j) The Credit Agreement is hereby further amended by deleting clause (a) of Section 2.12 in its entirety and substituting in lieu thereof the following:
     “(a) During such periods such Loan is a Base Rate Loan, the Base Rate in effect from time to time plus the Applicable Margin; and”
     (k) The Credit Agreement is hereby further amended by deleting clause (a) of Section 3.23 in its entirety and substituting in lieu thereof the following:
     “(a) No Financial Institution Subsidiary has violated any applicable regulatory restrictions on dividends, and no Governmental Authority has taken any action against any Financial Institution Subsidiary to restrict the payment of dividends by such Financial Institution Subsidiary, it being acknowledged by the parties that restrictions on the payment of dividends imposed solely pursuant to the Capital Purchase Program shall not be deemed to be a violation of this representation.”
     (l) The Credit Agreement is hereby further amended by deleting clause (b) of Section 5.2 in its entirety and substituting in lieu thereof the following:
     “(b) At the same time as it delivers the financial statements required under the provisions of Section 5.1 and 5.2(a), duly executed copies of all quarterly financial reports required to be filed with the Office of Thrift Supervision or any other applicable Governmental Authority regulating the Thrift, including, without limitation, the Thrift’s then-current Thrift Financial Report, Form 1313 or, if the Thrift Conversion has occurred, the Thrift’s then-current Call Report.”
     (m) The Credit Agreement is hereby further amended by inserting the following new clause (c) into Section 5.2 in appropriate alphabetical order:
     “(c) Promptly after delivery thereof, all reports, certificates and other information required to be delivered pursuant to the FDIC Guarantee Program or the Capital Purchase Program and, promptly upon receipt thereof, any notice from the U.S. Treasury or its permitted transferee under the Capital Purchase Program that such Person intends to exercise any rights with respect to any Capital Stock granted to such Person pursuant to the Capital Purchase Program.”
     (n) The Credit Agreement is hereby further amended by deleting Section 5.3 in its entirety and substituting in lieu thereof the following:
     “SECTION 5.3 LOAN PORTFOLIO REPORTS.
     A copy of:
     (a) A monthly Loan Portfolio Report of the Borrower, which shall be delivered within 30 days after the end of each month and which sets forth, with respect to loans held in its portfolio, classifications relating to delinquency, non-performance, risk rating, loss allowances and other related matters as of the end of the last month of the fiscal quarters covered by such financial statements, to be prepared on substantially the same basis and to contain substantially the same information as the Loan Portfolio Report, dated December 31, 2005, in respect of the month of December, 2005, a copy of which was delivered to the Agent prior to the date hereof,
     (b) A quarterly Report on Allowances for Loan Losses and Reserves of the Borrower, which shall be delivered at the same time the Borrower delivers the financial statements required under the provisions of Section 5.2 and which shall be prepared on substantially the same basis and to contain substantially the same information as the Report on Allowances for Loan Losses and Reserves, dated December 31, 2005, a copy of which was delivered to the Agent prior to the date hereof,
     (c) A monthly loan run-off report, which shall be delivered within 30 days after the end of each month and which shall detail, in form and substance reasonably satisfactory to the Agent, the amounts received during such month from loan maturities, amortizations and prepayments, and
     (d) A monthly loan and commitment report, which shall be delivered within 30 days after the end of each month and which shall detail, in form and substance reasonably satisfactory to the Agent, (i) the loans and commitments of the Borrower that are refinanced, extended or renewed, in each case as permitted by Section 7.16, (ii) the loans and commitments of the Borrower that are terminated or that have matured without being refinanced, extended or renewed and (iii) the loans and commitments of the Borrower that are repaid in full and recommitted or refinanced by the Thrift;
provided that such monthly and quarterly reports need not, unless the Agent or any Bank shall reasonably so request and permitted by any applicable law, rule, regulation or judicial or regulatory process, disclose the names of the obligors on such loans.”
     (o) The Credit Agreement is hereby further amended by deleting clause (b) of Section 6.9 in its entirety and substituting in lieu thereof the following:
     “(b) FIXED CHARGE COVERAGE RATIO. With respect to the Borrower, maintain for any period of four (4) consecutive fiscal quarters of the Borrower, Consolidated Earnings Available for Fixed Charges not less than one hundred percent (100%) of Consolidated Fixed Charges for such period; provided, however, that, solely for the test periods ending March 31, 2009, June 30, 2009 and September 30, 2009, the Borrower shall only be required to maintain Consolidated Earnings Available for Fixed Charges of not less than eighty-five percent (85%) of Consolidated Fixed Charges for such periods. Solely for the purpose of calculating the foregoing ratio for the four (4) fiscal quarters immediately following the Fourth Amendment Date, the lesser of: (a) $2,500,000 and (b) the actual transaction costs paid by the Borrower in connection with the closing of the Fourth Amendment and the closing of any corresponding amendment to the Senior Note Agreements, shall be excluded from such calculation.”
     (p) The Credit Agreement is hereby further amended by deleting clause (c) of Section 6.9 in its entirety and substituting in lieu thereof the following

     “(c) CONSOLIDATED DEBT TO CONSOLIDATED ADJUSTED NET WORTH. Have, at all times, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 11.0 to 1.0; provided, however, that if either NCBFC or the Thrift receives proceeds of the issuance of Capital Stock under the Capital Purchase Program, the Borrower shall have at all times immediately following receipt of such funds, a ratio of Consolidated Debt to Consolidated Adjusted Net Worth in an amount not greater than 9.5 to 1.0. For purposes of calculating this ratio only, “Consolidated Adjusted Net Worth” shall be reduced by the amount by which the sum of seventy five percent (75%) of (i) ninety (90) day overdue accounts, (ii) non-performing loans, (iii) real estate owned in substance foreclosure and other miscellaneous repossessions, and (iv) modified loans, exceed the reserves for credit losses established by the Borrower and its Subsidiaries. Further, solely for the purpose of calculating the foregoing ratio for the four (4) fiscal quarters immediately following the Fourth Amendment Date, the lesser of: (a) $2,500,000 and (b) the actual transaction costs paid by the Borrower in connection with the closing of the Fourth Amendment and the closing of any corresponding amendment to the Senior Note Agreements, shall be excluded from such calculation.”
     (q) The Credit Agreement is hereby further amended by deleting clause (e) of Section 6.9 in its entirety and substituting in lieu thereof the following:
     “(e) ASSET QUALITY. Have, at all times, a ratio of Nonperforming Assets of the Borrower and its Subsidiaries to Total Loans (excluding letters of credit) of not greater than 0.03:1.00.”
     (r) The Credit Agreement is hereby further amended by deleting clause (f) of Section 6.9 in its entirety and substituting in lieu thereof the following:
     “(f) CAPITALIZATION. Cause (i) the Thrift to be “well capitalized” (as such term is defined in 12 C.F.R. 565.4(b)(1) or any successor regulation thereto) at all times until the Thrift Conversion has occurred and the Thrift to be “well capitalized” under 12 C.F.R. 6.4(b)(1) or any successor regulation thereto at all times subsequent to the occurrence of the Thrift Conversion and (ii) each other Financial Institution Subsidiary to be “well capitalized” for all applicable state and federal regulatory purposes at all times. If at any time any Governmental Authority changes the definition of “well capitalized” either by amending such ratios or otherwise, such amended definition, and any such amended or new ratios, shall automatically be incorporated by reference into this Agreement as the standard for any Financial Institution Subsidiary on and as of the date that any such amendment becomes effective by applicable statute, regulation, order or otherwise.”
     (s) The Credit Agreement is hereby further amended by deleting clause (g) of Section 6.9 in its entirety and substituting in lieu thereof the following:

     “(g) RETURN ON AVERAGE ASSETS. Cause the Thrift to have at each Quarterly Fiscal Date a Return on Average Assets for such Quarterly Fiscal Date of not less than the following percentages: (a) 0.00% at each Quarterly Fiscal Date through and including March 31, 2010; (b) 0.25% at June 30, 2010; and (c) 0.50% for each Quarterly Fiscal Date thereafter.”
     (t) The Credit Agreement is hereby further amended by deleting Section 6.13 in its entirety and substituting in lieu thereof the following:
     “SECTION 6.13 USE OF PROCEEDS.
     The Borrower will use the proceeds of all Loans to finance working capital needs and for other general corporate purposes of the Borrower and its Subsidiaries, including the refinancing of the amount of the debt under the Senior Note Agreement up to the amount of any issuance by the Borrower of debt under the FDIC Guarantee Program after the Fourth Amendment Date. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, U or X.”
     (u) The Credit Agreement is hereby further amended by adding the following new Section 6.14 in Article 6 in appropriate numerical order:
     “SECTION 6.14 COMPLIANCE WITH FDIC GUARANTEE PROGRAM AND CAPITAL PURCHASE PROGRAM.
           To the extent they are participants in the FDIC Guarantee Program and/or the Capital Purchase Program, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all terms and provisions of the FDIC Guarantee Program and the Capital Purchase Program, including, without limitation, any guidance issued by any applicable Governmental Authority regarding the use of funds or proceeds received as a result of such Person’s participation in such programs.”
     (v) The Credit Agreement is hereby further amended by deleting Section 7.1 in its entirety and substituting in lieu thereof the following:
     “SECTION 7.1 INDEBTEDNESS.
     Create, incur, permit to exist or have outstanding any Indebtedness, except:
     (a) Indebtedness to the Banks, the Swing Line Lender, the Issuing Bank and the Agent under this Agreement and the Notes;
     (b) Taxes, assessments and governmental charges, non-interest bearing accounts payable and accrued liabilities, in any case not more than ninety (90)

days past due from the original due date thereof (e.g., deferred compensation and deferred taxes) and in each case incurred and continuing in the ordinary course of business;
     (c) Indebtedness under, and as permitted by, the Senior Note Agreements;
     (d) Indebtedness under the Class A Notes;
     (e) Indebtedness as set forth on Schedule 7.1 annexed hereto;
     (f) Unsecured Indebtedness of the Borrower and/or the Thrift in an aggregate amount outstanding at any time not to exceed the Borrower’s or the Thrift’s respective debt guarantee limit pursuant to 12 C.F.R. Section 370.3(b), so long as (x) such Indebtedness qualifies at all times as “FDIC-guaranteed debt” pursuant to 12 C.F.R. Section 370.2(i), (y) such Indebtedness has been guaranteed by the FDIC pursuant to the FDIC Guarantee Program and (z) the FDIC has not terminated the Borrower’s or the Thrift’s participation in the FDIC Guarantee Program under 12 C.F.R. Section 370.3(e)(3); and
     (g) Overnight secured or unsecured borrowings by the Thrift of Federal funds from any Federal Reserve Bank or any member of the Federal Reserve System, so long as such borrowings are made in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking of the Thrift incurred in accordance with applicable laws and regulations and safe and sound practice;
provided, however, that each item of Indebtedness set forth above shall only be permitted to the extent that, after including each such item in the calculation of the financial covenant set forth in Section 6.9(c), the Borrower is in compliance with such covenant.
     The foregoing shall not prohibit refinancings of subordinated Indebtedness under clauses (d) and (e) so long as such refinancing (x) does not result in an increase in the outstanding principal amount thereof (immediately prior to giving effect to such refinancing), (y) does not shorten the maturity or the weighted average life thereof (immediately prior to giving effect to such refinancing) and (z) is otherwise upon terms acceptable to the Agent and the Majority Banks.”
     (w) The Credit Agreement is hereby further amended by deleting the “.” at the end of clause (d) of Section 7.2, replacing it with “;” and adding the following new clauses (e) and (f) in Section 7.2 in appropriate alphabetical order:
     “(e) Liens on the assets of the Borrower or NCBFC that are granted in connection with the Security Documents; and

     (f) Liens on assets of the Thrift that are granted in connection with the Indebtedness permitted by Section 7.1(g).”
     (x) The Credit Agreement is hereby further amended by deleting the first sentence of Section 7.3 in its entirety and substituting in lieu thereof the following:
     “Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except (a) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (b) guarantees by the Borrower or NCBFC of the obligations of the Thrift to the extent, and only to the extent, required by any applicable Governmental Authority (i) in order to consummate the Thrift Conversion or (ii) in connection with sales of loans from the Borrower to the Thrift as permitted by Section 7.13, (c) the Guaranty Agreement and (d) a guaranty agreement by NCBFC in favor of the holders of the Senior Notes dated on or about the Fourth Amendment Date.”
     (y) The Credit Agreement is hereby further amended by deleting clause (i) of Section 7.5 in its entirety and substituting in lieu thereof the following:
     “(i) declare or pay any dividends or make any distribution of any kind on any Capital Stock of the Borrower or its Subsidiaries, or set aside any sum for any such purpose, except that any Subsidiary may declare and pay dividends and make distributions to (x) the Borrower and (y) the U.S. Department of Treasury, or its permitted transferees, pursuant to, and in the minimum amounts required by, the Capital Purchase Program or”
     (z) The Credit Agreement is hereby further amended by deleting clause (ii) of Section 7.8(c) in its entirety and substituting in lieu thereof the following:
     “(ii) alter the redemption, prepayment or subordination provisions thereof; provided, however, that the Borrower may seek and obtain amendments to or waivers of the provisions of the Class A Notes that would otherwise require a mandatory prepayment of the Class A Notes as a result of the receipt by NCBFC or the Thrift, as applicable, of proceeds from the issuance of Capital Stock pursuant to the Capital Purchase Program;”
     (aa) The Credit Agreement is hereby further amended by deleting clauses (xiii) and (xiv) of Section 7.9 in its entirety and substituting in lieu thereof the following:
     “(xiii) NCBFC (and by NCBFC in the Thrift) in the form of paid-in-capital in an aggregate amount not to exceed thirty five percent (35%) of Consolidated Adjusted Net Worth at the time of such investment; provided that Investments by NCBFC in the Thrift in the amount of the net proceeds received by NCBFC from the issuance of Capital Stock pursuant to the Capital Purchase Program shall not count against the Investments permitted under this clause (xiii);

     (xiv) Subsidiaries in an aggregate amount not to exceed twenty percent (20%) of Consolidated Adjusted Net Worth at the time of such investment; provided that (A) the Investment permitted in clauses (i) or (xiii) immediately above, (B) Investments in SPV’s and secured loans to NCB Capital and (C) Investments by NCBFC in the Thrift in the amount of the net proceeds received by NCBFC from the issuance of Capital Stock pursuant to the Capital Purchase Program, shall not count against the Investments permitted under this clause (xiv);”
     (bb) The Credit Agreement is hereby further amended by deleting clauses (a) and (c) of Section 7.12 in its entirety and substituting in lieu thereof the following:
     “(a) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its charter, by-laws or other organizational documents in any respect that could have a Material Adverse Effect; provided, however, that modifications or amendments to the charter, bylaws or other organizational documents of NCBFC solely to permit participation in the Capital Purchase Program and that are otherwise acceptable to the Agent shall be permitted.”
     “(c) Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate the charter or other organizational documents of the Thrift in any respect that would change the legal authority for or the limitations on activities or investments by the Thrift except to the extent required by any applicable law, rule, regulation or judicial or regulatory process; provided, however, that modifications or amendments to the Thrift’s organizational documents solely to permit the Thrift Conversion and/or participation in the Capital Purchase Program and that are otherwise acceptable to the Agent shall be permitted.”
     (cc) The Credit Agreement is hereby further amended by deleting the proviso at the end of Section 7.13 in its entirety and substituting in lieu thereof the following:
“provided, however, that (a) any Affiliate who is an individual may serve as an employee or director of the Borrower and receive reasonable compensation for his services in such capacity, (b) the Borrower may enter into any transaction with an Affiliate providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower as the monetary or business consideration which would obtain in a comparable arm’s length transaction with a Person not an Affiliate and (c) the Borrower may sell or assign to the Thrift loans or commitments made by the Borrower so long as (i) such sales or assignments have been approved by all applicable Governmental Authorities and the Borrower and the Thrift have received all necessary and/or desirable exemptions from applicable laws or regulations (including, without limitation, exemptions from

Regulation W of the Board of Governors of the Federal Reserve System and Sections 23A and 23B of the Federal Reserve Act) and (ii) 100% of the Net Cash Sale Proceeds received by the Borrower in connection with such sales or assignments are paid to the Agent in accordance with Section 2.9(c).”
     (dd) The Credit Agreement is hereby further amended by deleting clause (i) of the proviso set forth in Section 7.14 in its entirety and substituting in lieu thereof the following:
     “(i) the foregoing shall not apply to restrictions or conditions imposed by law (including, without limitation, limitations on NCBFC’s or the Thrift’s ability to pay dividends to the extent imposed pursuant to the Capital Purchase Program) or by this Agreement, any other Loan Document or the Senior Note Agreements,”
     (ee) The Credit Agreement is hereby further amended by inserting the following new Sections 7.16 and 7.17 in Article 7 in appropriate numerical order:
     “SECTION 7.16 NEW AND EXISTING LOANS AND COMMITMENTS.
     Following the Fourth Amendment Date, the Borrower shall not (x) originate, make or extend any new loans or new commitments to make loans, (y) issue new letters of credit or enter into any new risk participation agreements with respect to any letters of credit, or (z) increase, refinance, extend the maturity of, or renew any loans or commitments to make loans; provided, however, the Borrower may increase, refinance, extend the maturity of, or renew a loan or commitment so long as: (a) the principal amount of such loan or commitment, when aggregated with all other then-outstanding loans and commitments, the increase, refinance, extension or renewal of which was effected under and permitted by this Section, does not exceed $54,000,000; and (b) such increase, refinance, extension or renewal is entered into by the Borrower and its borrower under such loan or commitment prior to December 31, 2009. The Borrower may renew or extend existing letters of credit and risk participation agreements with respect to letters of credit issued by unaffiliated Persons and such renewals and extensions will not be deemed to be refinances, extensions of renewals of a loan or commitment; provided, however, that if the Borrower is required to fund a draw under any such letter of credit or to fund its participation in any such risk participation agreement, then the amount of such funding shall be deemed to be a renewal or a loan or commitment, subject to the limitation set forth in clause (a) of the proviso set forth in the immediately preceding sentence.
     SECTION 7.17 FDIC GUARANTEE PROGRAM PARTICIPATION.
     So long as the Borrower or the Thrift has any Indebtedness outstanding under Section 7.1(f), the Borrower will not, and will not permit the Thrift to, opt out of the FDIC Guarantee Program.”

     (ff) The Credit Agreement is hereby further amended by deleting Section 8.4 in its entirety and substituting in lieu thereof the following:
     “SECTION 8.4 OTHER COVENANTS.
     Failure by the Borrower to perform or observe the agreements of the Borrower contained in Sections 7.9 or 7.13 hereof or any other term, condition or covenant of this Agreement (other than those described in Sections 8.1, 8.2 or 8.3 hereof) or failure by the Borrower or NCBFC to perform or observe its agreements set forth in any of the other Loan Documents to which it is a party, including, without limitation, any of the Notes, which shall remain unremedied for a period of thirty (30) days after notice thereof shall have been given to the Borrower by the Agent; provided, however, that, in the event that a grace or cure period applicable to such failure is set forth in any such Loan Document (or if such Loan Document shall specify that no grace or cure period shall apply to such failure), such grace or cure period set forth in the applicable Loan Document shall apply instead of the grace period set forth in this Section; or,”
     (gg) The Credit Agreement is hereby further amended by deleting clause (a) of Section 8.11 in its entirety and substituting in lieu thereof the following:
     “(a) Any Governmental Authority having regulatory authority over the Borrower or any Subsidiary shall impose any Borrower- or Subsidiary-specific restriction upon the payment of dividends from any such Subsidiary to the Borrower (other than restrictions on the payment of dividends solely to the extent imposed pursuant to the Capital Purchase Program); or”
     (hh) The Credit Agreement is hereby further amended by inserting the following new Sections 8.13 and 8.14 into Article 8 in appropriate numerical order:
     “SECTION 8.13 INVALIDITY OF LOAN DOCUMENTS
     Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or the Borrower or NCBFC or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or the Borrower or NCBFC denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document.
     SECTION 8.14 FAILURE OF SECURITY.
     Following the execution and delivery of the Security Documents by the Borrower and NCBFC and the filing of any related UCC-1 financing statements,

the Agent shall cease to have a valid and perfected first priority security interest in any of the Collateral.”
     Section 2. Termination of Swing Line. The Borrower acknowledges and agrees that the Swing Line Limit has been reduced to zero and that the Swing Line Lender will not, and has no obligation to, fund any requested Swing Line Loan.
     Section 3. Limited Waiver. At the request of the Borrower, but subject to the satisfaction of the conditions precedent set forth in Section 4 below, the Consenting Banks hereby waive any Events of Default arising solely as the result of the Specified Default. The Borrower acknowledges and agrees that the limited waiver contained in the foregoing sentence shall not be deemed to be or constitute a consent to any future action or inaction on the part of the Borrower, shall not waive or amend (or be deemed to be or constitute a waiver of or amendment to) any other covenant, term or provision in the Credit Agreement or any of the other Loan Documents, and shall not hinder, restrict or otherwise modify the rights and remedies of the Agent or the Banks following the occurrence of any other Default or Event of Default under the Credit Agreement or any other Loan Document.
     Section 4. Effectiveness of Amendments and Limited Waiver. The effectiveness of this Amendment (and the amendments and limited waiver contained herein) is subject to the truth and accuracy of the representations set forth in Sections 7 and 8 below and receipt by the Agent of each of the following, each of which shall be in form and substance satisfactory to the Agent:
     (a) Counterparts of this Amendment duly executed by the Borrower, the Agent and the Majority Banks;
     (b) Evidence of the effectiveness (including fully executed copies) of an amendment and waiver duly executed by each of the parties to the Senior Note Agreement pursuant to which the parties thereto amend the applicable terms and provisions of the Senior Note Agreement consistent with the amendments herein to the extent applicable to the Senior Note Agreement and waive any default and/or event of default arising under the Senior Note Agreement as a result of the Borrower’s failure to comply with the covenants relating to the Specified Default in the Credit Agreement as incorporated by reference in the Senior Note Agreement;
     (c) An executed Notice of Irrevocable Reduction and Termination, substantially in the form attached hereto as Exhibit A, shall have been delivered;
     (d) Evidence that an amendment fee in the amount of 0.50% of each Consenting Bank’s Revolving Commitment has been paid to the Agent for distribution to those Consenting Banks for whom the Administrative Agent (or its counsel) shall have received an executed signature page of this Amendment from such Consenting Bank (without condition or restriction) on or before 5:00 p.m. EDT on March 30, 2009; and
     (e) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may reasonably request.

     Section 5. Guaranty and Security Documents. As soon as practicable, but no later than 30 days after the date this Amendment becomes effective, the Borrower shall deliver, or shall cause to be delivered, to the Agent the following, each in form and substance satisfactory to the Agent:
     (a) A security agreement (the “Security Agreement”) executed by the Borrower pursuant to which the Borrower pledges and grants a lien in all of its personal property to the Agent on behalf of itself, the Issuing Bank, the Banks, each Bank and Affiliate of a Bank that has entered into or may enter into a Swap Contract with the Borrower or any of its Subsidiaries (collectively, the “Bank Secured Parties”) and the holders of the Senior Notes (collectively, with the Bank Secured Parties, the “Secured Parties”) to secure the Obligations and the amounts outstanding under the Senior Notes;
     (b) A guaranty agreement (the “Guaranty Agreement”) executed by NCB Financial Corporation (“NCBFC”) pursuant to which NCBFC guarantees all of the Obligations;
     (c) A pledge agreement (the “Pledge Agreement”, together with the Guaranty Agreement and the Security Agreement, the “Security Documents”) executed by NCBFC pursuant to which NCBFC pledges to the Agent for the benefit of the Secured Parties a lien in all of the Capital Stock of the Thrift to secure the Obligations and the amounts outstanding under the Senior Notes;
     (d) Certified copies of (x) all corporate action taken by the Borrower and NCBFC respectively to authorize the execution, delivery and performance of each of the Security Documents to which each is a party and (y) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and/or NCBFC in connection with the Security Documents (and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired);
     (e) The certified charter and by-laws of NCBFC, certified by its Secretary or assistant Secretary;
     (f) An incumbency certificate with respect to NCBFC;
     (g) A certificate of good standing or certificate of similar meaning with respect to NCBFC issued as of a recent date by the Secretary of State of the State of Delaware and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which NCBFC (A) has a place of business or (B) is otherwise required to be so qualified and in the case of this clause (B), where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;
     (h) Current UCC searches with respect to the Borrower and NCBFC, in form and substance satisfactory to the Agent, conducted in the jurisdiction of formation of such Person (or other appropriate jurisdiction as may be required under the Uniform Commercial Code), in each case indicating that there are no UCC financing statements of record on any of the assets of the Borrower or NCBFC other than Permitted Liens or Liens which were or are to be terminated on or prior to the Fourth Amendment Date;
     (i) Evidence that each document (including, without limitation, any UCC financing statement) required by the Security Documents or under any applicable law or reasonably deemed necessary or appropriate by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Secured Parties, a perfected first-priority lien on the collateral described therein, shall have been filed, registered or recorded;
     (j) All certificates representing Capital Stock of the Thrift that have been pledged by NCBFC under to the Pledge Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer or agent of NCBFC;
     (k) Favorable opinions of counsel to the Borrower and NCBFC covering such matters as the Agent may request; and
     (l) Such other documents, agreements, instruments, certificates or other confirmations as the Agent may request.
The Borrower acknowledges and agrees that failure to comply with the terms of this Section 5 within 30 days following the effective date of this Amendment shall result in an immediate Event of Default under the Credit Agreement. Further, the Borrower hereby authorizes the Agent to pre-file a UCC-1 financing statement naming the Borrower as debtor and the Agent as secured party and listing as collateral “all assets” of the Borrower.
     Section 6. Authorization to Enter Into Security Documents. Each of the Banks party hereto authorizes the Agent, on behalf of the Banks, to enter into the Security Documents and a collateral agency agreement, and each of the Banks acknowledges and agrees that the collateral agency agreement will define the relative rights of the Bank Secured Parties, on the one hand, and the holders of the Senior Notes, on the other hand, to share in the proceeds of the collateral encumbered by the Security Documents.
     Section 7. Representations of the Borrower. The Borrower represents and warrants to the Agent and the Banks that:
     (a) Corporate Power and Authority. The Borrower has the power and authority to execute, deliver and perform the terms and provisions of this Amendment, and has taken all necessary action to duly authorize the execution, delivery and performance by the Borrower of this Amendment. Each of this Amendment and the Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles.

     (b) No Violation. The execution, delivery and performance by the Borrower of this Amendment, and compliance by the Borrower with the terms and provisions of the Credit Agreement, as amended by this Amendment: (i) will not contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (ii) will not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will not violate any provision of the charter documents of the Borrower.
     (c) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the date of the effectiveness of this Amendment and which remain in full force and effect on such date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Amendment by the Borrower or (ii) the legality, validity, binding effect or enforceability of Credit Agreement, as amended by this Amendment, against the Borrower.
     (d) No Default. No Default or Event of Default shall exist immediately after giving effect to this Amendment.
     Section 8. Reaffirmation of Representations. The Borrower hereby repeats and reaffirms all representations and warranties made by it to the Agent and the Banks in the Credit Agreement, as amended by this Amendment, and the other Loan Documents to which it is a party on and as of the date hereof (and after giving effect to this Amendment) with the same force and effect as if such representations and warranties were set forth in this Amendment in full (except to the extent that such representations and warranties relate expressly to an earlier date, in which case such representations and warranties were true and correct as of such earlier date).
     Section 9. No Further Amendments; Ratification of Liability. Except as expressly amended hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms. The Borrower hereby ratifies, confirms and reaffirms its liabilities, its payment and performance obligations (contingent or otherwise) and its agreements under the Credit Agreement and the other Loan Documents, all as amended by this Amendment. The Banks’ agreement to the terms of this Amendment or any other amendment of the Credit Agreement or any other Loan Document shall not be deemed to establish or create a custom or course of dealing among the Borrower or the Banks, or any of them. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.
     Section 10. No Waiver; References to the Credit Agreement. Except as expressly provided herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents. The Agent and the Banks expressly reserve all rights, privileges and remedies under the Loan Documents. Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.
     Section 11. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Amendment is solely for the benefit of the Borrower, the Banks and the Agent, and no term or provision hereof shall be deemed to confer any benefit or rights on any other Person.
     Section 12. Expenses. The Borrower agrees to reimburse the Agent on demand for all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by such parties in negotiating, documenting and consummating this Amendment, the Security Documents, the other documents referred to herein, and the transactions contemplated hereby and thereby.
     Section 13. Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
     Section 14. Headings. Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.
     Section 15. GOVERNING LAW. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
     Section 16. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
     Section 17. Counterparts; Integration. This Amendment may be executed and delivered via facsimile with the same force and effect as if an original were executed and may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
[Signatures On Following Pages]

Exhibit 10.64
     IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Credit Agreement and Limited Waiver to be executed as of the date first above written.

BORROWER:

NATIONAL CONSUMER COOPERATIVE BANK, D/B/A/ NATIONAL COOPERATIVE BANK

By:

Name:

Title:

AGENT AND BANKS:

SUNTRUST BANK, as Administrative Agent, as a Bank, as Issuing Bank, and as Swing Line Lender

By:

Name:

Title:

[Signatures Continue on Following Pages]

Exhibit 10.64
[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

PNC BANK, NATIONAL ASSOCIATION

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

WACHOVIA BANK, N.A.

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

CALYON NEW YORK BRANCH

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

UNION BANK OF CALIFORNIA, N.A.

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

JPMORGAN CHASE BANK, N.A.

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

BANK OF AMERICA, N.A.

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By:

Name:

Title:

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

COÖPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK B.A., “RABOBANK INTERNATIONAL”, NEW YORK BRANCH

By:

Name:

Title:

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

MIZUHO CORPORATE BANK (USA)

By:

Name:

Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

U.S. BANK N.A.

By:

Name:
Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

THE BANK OF NOVA SCOTIA

By:

Name:
Title:

[Signatures Continue on Following Pages]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

TAIPEI FUBON COMMERCIAL BANK, NEW YORK AGENCY

By:

Name:
Title:

[Signatures Continue on Following Page]

[Signature Page to Fourth Amendment to Credit Agreement and Limited Waiver with
National Consumer Cooperative Bank]

FIRST COMMERCIAL BANK, LOS ANGELES BRANCH

By:

Name:
Title:

Exhibit 10.64
EXHIBIT A
FORM OF NOTICE OF IRREVOCABLE REDUCTION AND TERMINATION
March 30, 2009
SunTrust Bank, as Administrative Agent
303 Peachtree Street
Atlanta, Georgia 30308
Attention:
Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement dated as of May 1, 2006 (as it may be amended, modified, restated or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein, and not otherwise defined herein, shall have their respective defined meanings as set forth in the Credit Agreement) among National Consumer Cooperative Bank, a corporation chartered by Act of Congress of the United States which conducts business under the trade name National Cooperative Bank (the “Borrower”), the Banks named therein (the “Banks”), and SunTrust Bank, as Issuing Bank, Swing Line Lender, and Administrative Agent (the “Agent”).
     Pursuant to Section 2.3(a)(iii) of the Credit Agreement, the Borrower hereby irrevocably requests that the Aggregate Revolving Commitments be permanently reduced by the following amounts on the following dates:

Amount of Aggregate
Commitment Reduction:	Date of Reduction:
$125,000,000.00	March 31, 2009
$30,000,000.00	June 30, 2009
$30,000,000.00	September 30, 2009
$30,000,000.00	December 31, 2009
$30,000,000.00	March 31, 2010
$30,000,000.00	June 30, 2010
$30,000,000.00	September 30, 2010
     Further, pursuant to Section 2.3(a)(iii) of the Credit Agreement, the Borrower hereby irrevocably requests that the Aggregate Revolving Commitments be terminated on December 15, 2010 and the Borrower agrees to prepay any outstanding Loans (and interest thereon) on such date.

NATIONAL CONSUMER COOPERATIVE BANK D/B/A NATIONAL COOPERATIVE BANK

By:
Name:
Title: